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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in Peoples Energy Corporation's Form S-8 Registration Statement to be filed on or about June 1, 2001 of our report dated October 27, 2000 included (or incorporated by reference) in Peoples Energy Corporation's Form 10-K for the year ended September 30, 2000 and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Chicago, Illinois
May 30, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS